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                                                                    EXHIBIT 99.1

                           N E W S   R E L E A S E


(KING PHARMACEUTICALS LOGO)
--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE


                  KING PHARMACEUTICALS COMPLETES ACQUISITION OF
                         PRIMARY CARE BUSINESS FROM ELAN

BRISTOL, TENNESSEE, June 13, 2003 - King Pharmaceuticals, Inc. (NYSE:KG) announced today that the Company has completed the previously announced planned acquisition of the Elan Corporation, plc's (NYSE:ELN) primary care business in the United States and Puerto Rico. Elan's primary care business includes two branded prescription pharmaceutical products, as well as rights to potential new formulations of the products, and Elan's experienced primary care field sales force currently consisting of approximately 350 individuals. The products include Sonata(R) (zaleplon), a nonbenzodiazepine treatment for insomnia, and Skelaxin(R) (metaxalone), a muscle relaxant, in the United States, its territories and possessions, and Puerto Rico (the "Territories"), and related New Drug Applications ("NDAs"), trademarks, copyrights, patents, and licenses to certain patents associated with potential new formulations of such products. As part of the transaction, King will acquire certain intellectual property, regulatory filings, and other assets relating to Sonata(R) directly from Wyeth Pharmaceuticals. Total consideration paid by King at closing was approximately $750 million, which includes the transfer of inventory from Elan to King with a value of approximately $40 million. Net sales of Sonata(R) and Skelaxin(R) in the Territories totaled approximately $238 million during 2002.

Jefferson J. Gregory, Chairman and Chief Executive Officer of King, stated, "We are very pleased to announce the completion of our acquisition of Elan's primary care business, which exemplifies the continued successful execution of our growth strategies." Mr. Gregory explained, "We believe Sonata(R) provides King with a differentiated product among available insomnia treatments. Moreover, Elan has made significant strides in the development of new formulations of Sonata(R) utilizing their proprietary delivery technology. The potential successful development of additional approved formulations, together with our planned focused promotion of the differentiating positive attributes of this product, should well-position Sonata(R) to become another cornerstone product for our Company."

Mr. Gregory continued, "Our acquisition of Skelaxin(R) provides King with another leading branded product which should produce additional significant cash flow for our Company. As the only branded prescription pharmaceutical product without a generic substitute in the muscle relaxant class, total prescriptions for Skelaxin(R) during the twelve months ended December 31, 2002 increased 20% over the same period of the prior year, according to NDC Health monthly prescription data." Mr. Gregory added, "King and Elan have also entered into an agreement relating to new formulation development for Skelaxin(R)."

Kyle P. Macione, President of King, emphasized, "Our acquisition of Elan's primary care field

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sales force represents a transformational event for our Company. This event, coupled with our own continued sales force expansion will add over 400 individuals in total in 2003. This dramatic expansion of our U.S. primary care field sales force by over 90 percent provides critical mass, growing our total sales force to approximately 1,200 individuals. This expansion significantly enhances our sales and marketing capability and positions us to compete even more effectively in the primary care marketplace." Mr. Macione added, "Moreover, this significantly expanded sales forces should allow us to more aggressively increase the representation of our branded prescription pharmaceutical products among primary care providers and strategically positions King to launch new products as they emerge from our growing product pipeline."

All claims asserted in the lawsuit between King and Elan, which had been suspended pending the closing of the transaction, have now been released and the lawsuit will be dismissed with prejudice.

King, headquartered in Bristol, Tennessee, is a vertically integrated pharmaceutical company that develops, manufactures, markets, and sells branded prescription pharmaceutical products. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products in attractive markets and the strategic acquisition of branded products that can benefit from focused promotion and marketing and product life-cycle management.

This release contains forward-looking statements, which reflect management's current views of future events and operations, including, but not limited to, statements pertaining to the growth prospects for Sonata(R) and Skelaxin(R), statements pertaining to Elan's continued development of potential new formulations of Sonata(R), statements pertaining to the potential of new formulations of Sonata(R) which could provide the product with additional long-term exclusivity, statements pertaining to Sonata(R) providing King with another potential cornerstone product, statements pertaining to the planned new formulation development for Skelaxin(R), statements pertaining to King's planned expansion of the primary care field sales force acquired from Elan, statements pertaining to the ability of King's expanded sales force to enhance the sales and prescription growth of Sonata(R), Skelaxin(R), and King's other branded prescription pharmaceutical products, and statements pertaining to King's expanded sales force enhancing the Company's ability to launch new products. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause results to differ include: dependence on Elan's and King's ability to successfully and timely develop new formulations of Sonata(R) and Skelaxin(R) with related effective patent protection, dependence on the U.S. Patent and Trademark Office extending the Sonata(R) composition of matter patent to June 2008, dependence on the enforceability of the Sonata(R) composition of matter patent, dependence on the enforceability of the Skelaxin(R) method-of-use patent, dependence on King's ability to maintain effective patent protection for Sonata(R) and Skelaxin(R), including new formulations of such products, and successfully defend against any attempt to challenge the enforceability of patents relating to the products, including any motion for summary judgment or other similar legal action, dependence on whether generic competition for Sonata(R) and Skelaxin(R) are

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successfully introduced prior to the expiration of the Sonata(R) composition of matter patent, the Skelaxin(R) method-of-use patent, and any patent related to any new formulation of Sonata(R) or Skelaxin(R), dependence on the enforceability of patents related to any new formulation of Sonata(R) or Skelaxin(R), dependence on the ability of King's dedicated field sales force representatives, including those acquired from Elan as part of this transaction, to successfully market Altace(R) (ramipril), Levoxyl(R) (levothyroxine sodium tablets, USP), Thrombin-JMI(R) (thrombin, topical, bovine, USP), Sonata(R), Skelaxin(R), and King's other branded prescription pharmaceutical products, dependence on Wyeth Pharmaceuticals' ability to continue to supply King's requirements for Sonata(R) through April 2010, dependence on the potential effect on sales of our existing branded pharmaceutical products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products, dependence on the successful marketing and sales of Sonata(R) and Skelaxin by King, dependence on management of King's growth and integration of its acquisitions, specifically including, but not limited to, King's acquisition of Meridian Medical Technologies, Inc., King's acquisition of Intal(R) (cromolyn sodium), Tilade(R) (nedocromil sodium) and Synercid(R) (dalfopristin and quinupristin) from Aventis, and King's acquisition of Elan's primary care business, dependence on the import of any relevant facts presently unknown to King's executive management, dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving pharmaceutical products, dependence on the unpredictability of the duration and results of the FDA's review of Investigational New Drug Applications, NDAs, and ANDAs and/or the review of other regulatory agencies worldwide, including applications related to new formulations of Sonata(R) and Skelaxin(R), dependence on whether our customers order pharmaceutical products in excess of normal quantities during any quarter which could cause our sales of branded pharmaceutical products to be lower in a subsequent quarter than they would otherwise have been, including sales of Sonata(R) and Skelaxin(R) prior to closing of this transaction, dependence on the availability and cost of raw materials, dependence on no material interruptions in supply by contract manufacturers of King's products, dependence on the potential effect of future acquisitions and other transactions pursuant to our growth strategies on King's financial and other projections, dependence on our compliance with FDA and other government regulations that relate to our business, and dependence on changes in general economic and business conditions, changes in current pricing levels, changes in federal and state laws and regulations, and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the "Risk Factors" section and other sections of King's Form 8-K dated April 15, 2003, previously submitted to the SEC. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.

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                                    Contacts:
           James E. Green, Executive Vice President, Corporate Affairs
                                  423-989-8125
             John P. Lambrechts, Senior Director, Investor Relations
                                  423-990-2518

                                EXECUTIVE OFFICES
        KING PHARMACEUTICALS - 501 FIFTH STREET, BRISTOL, TENNESSEE 37620